SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 16, 2009

CARBON SCIENCES, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	333-144931	24-5451302
(State of Incorporation)	(Commission File Number)	(IRS Employer ID)

5511C Ekwill Street, Santa Barbara, California 93111
 (Address of principle executive offices)

(805) 456-7000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Copies to:
Gregory Sichenzia, Esq.
Marcelle S. Balcombe, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32 nd Floor
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

/_/ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

/_/ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

/_/ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

/_/ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 16, 2009, Daniel Elenbaas resigned as a member of the Board of Directors of Carbon Sciences, Inc. (the “Company”).
On March 16, 2009, Byron Elton was elected a member of the Company’s Board of Directors. Mr. Elton has been the Company’s President and Chief Operating Officer since January 2009.

Item 7.01 Regulation FD Disclosure

On March 18, 2009, the Company issued a press release concerning Mr. Elton’s election and Mr. Elenbaas’s resignation. A copy of such press release is being furnished as Exhibit 99.1 to this current report on Form 8-K.

The information in this Item 7.01 of this current report on Form 8-K, together with the information in Exhibit 99.1, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. Such information shall not be deemed incorporated by reference into any registration statement or other document filed with the Securities and Exchange Commission.

Item 9.01                      Financial Statements and Exhibits

Exhibit Number	Description
99.1	Press Release issued on March 18, 2009.

SIGNATURE

 Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Carbon Sciences, Inc.

Date: March 20, 2009	By:	/s/ Derek W. McLeish
Derek W. McLeish
Chief Executive Officer

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